Voya Financial announces fourth-quarter
and full-year 2024 results

NEW YORK, Feb. 4, 2025 — Voya Financial, Inc. (NYSE: VOYA) announced today its fourth-quarter and full-year 2024 financial results:
•Fourth-quarter 2024 net income available to common shareholders of $93 million, or $0.94 per diluted share, and after-tax adjusted operating earnings1 of $138 million, or $1.40 per diluted share.
•Full-year 2024 net income available to common shareholders of $626 million, or $6.17 per diluted share, and after-tax adjusted operating earnings1 of $736 million, or $7.25 per diluted share.
•Strong results in Wealth Solutions and Investment Management for the fourth quarter and full year were offset by higher loss ratios in Health Solutions.
•Returned $800 million of capital through share repurchases and dividends in 2024.
•Completed acquisition of OneAmerica Financial's full-service retirement plan business on Jan. 2, 2025.
•Invested capital in Sconset Re to further Investment Management's leading position in third-party insurance asset management.

“We are pleased to report strong revenue growth, margin expansion and commercial momentum in our Wealth Solutions and Investment Management businesses for the fourth-quarter and full-year 2024.” said Heather Lavallee, chief executive officer, Voya Financial. “These results were offset by higher loss ratios in Health Solutions, primarily in our Stop Loss business where we have executed meaningful rate increases and strengthened underwriting risk selection. As a result, we expect improved profitability in our Stop Loss business in 2025.”

“We generated $650 million of excess capital and delivered on our commitment to return $800 million to shareholders in 2024. We expect increased excess capital generation in 2025, driven by core business growth, net underwriting improvement in Health Solutions, and earnings from the recently completed OneAmerica acquisition. Creating long-term value for our shareholders and delivering exceptional outcomes for our customers remains our primary focus.”
1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on notable items in the company’s financial results, non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures can be found in the "Use of Non-GAAP Financial Measures" and reconciliation tables at the end of this press release, and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com.

“We began 2025 by welcoming the OneAmerica retirement associates, plans, and participants to Voya. Our Wealth Solutions business will now serve approximately 60,000 plans and nearly 8 million participants. We are excited about the future and our shared purpose: together we fight for everyone’s opportunity for a better financial future.”

Fourth-Quarter 2024 Consolidated Results
Fourth-quarter 2024 net income available to common shareholders was $93 million, or $0.94 per diluted share, compared with $118 million, or $1.10 per diluted share, in fourth-quarter 2023. The decrease was driven by lower after-tax adjusted operating earnings, partially offset by lower expenses in the current quarter associated with acquisitions, integration, and severance.

Fourth-quarter 2024 after-tax adjusted operating earnings were $138 million, or $1.40 per diluted share, compared with $174 million, or $1.63 per diluted share, in fourth-quarter 2023. The decline was due to higher loss ratios in Stop Loss in Health Solutions and lower spread-based assets in Wealth Solutions, partially offset by growth in fee-based revenues in Wealth Solutions and Investment Management and higher alternative investment income. Fourth-quarter 2024 earnings per share also reflect a reduced share count as a result of share repurchases.

Full-Year 2024 Consolidated Results
Full-year 2024 net income available to common shareholders was $626 million, or $6.17 per diluted share, compared with $589 million, or $5.42 per diluted share, in full-year 2023. The increase was primarily due to lower expenses in the current year associated with acquisitions, integration, and severance and a favorable change in net investment gains (losses) in the current year due to interest rate movements. This was partially offset by tax benefits associated with divested businesses which did not repeat in the current year at the same level as the prior year and lower after-tax adjusted operating earnings.

Full-year 2024 after-tax adjusted operating earnings were $736 million, or $7.25 per diluted share, compared with $763 million, or $7.02 per diluted share, in full-year 2023. Strong net revenue growth and margin expansion in both Wealth Solutions and Investment Management for full-year 2024 were more than offset by higher loss ratios in Health Solutions, primarily in Stop Loss. Full-year 2024 earnings per share also reflect a reduced share count as a result of share repurchases.

Business Segment Results
Wealth Solutions
Wealth Solutions fourth-quarter 2024 pre-tax adjusted operating earnings were $210 million, up from $147 million in the prior-year period. The increase was primarily due to growth in fee-based revenues, higher alternative investment income and disciplined expense management, partially offset by lower spread-based assets.

Wealth Solutions full-year 2024 pre-tax adjusted operating earnings were $820 million, up from $632 million in the prior year. The increase was due to net revenue growth and adjusted operating margin expansion.

Net revenues for the year ended Dec. 31, 2024 grew 9.3% compared with the prior-year period due to growth in fee-based revenues and alternative investment income, partially offset by lower spread-based assets.

Adjusted operating margin for the year ended Dec. 31, 2024 was 39.9% compared with 33.6% in the prior-year period. The improvement reflects net revenue growth and disciplined expense management.

Excluding notable items, for the year ended Dec. 31, 2024, net revenues grew 5.9% and adjusted operating margin was 41.4%.

Total client assets as of Dec. 31, 2024 were $612 billion, up 12% compared with Dec. 31, 2023, primarily due to higher equity market levels.

Health Solutions
Health Solutions had a fourth-quarter 2024 pre-tax adjusted operating loss of $102 million, compared to earnings of $44 million in the prior-year period. The decline was primarily attributable to higher loss ratios in Stop Loss.

Health Solutions full-year 2024 pre-tax adjusted operating earnings were $40 million, down from $315 million in the prior year. The decrease was due to a decline in net revenue and a lower adjusted operating margin.

Net revenues for the year ended Dec. 31, 2024 declined 17.7% compared with the prior-year period. Adjusted operating margin for the year ended Dec. 31, 2024 was 4.1% compared with 26.6% in the prior-year period. The decline reflects higher loss ratios in the current-year period, partially offset by in-force premium growth.

Excluding notable items, for the year ended Dec. 31, 2024, net revenues declined 19.0% and adjusted operating margin was 4.8%.

Health Solutions fourth-quarter 2024 annualized in-force premiums and fees grew 16% to $3.9 billion compared with the prior-year period. The increase reflects growth across all product lines due to strong sales and favorable retention.

Investment Management
Investment Management fourth-quarter 2024 pre-tax adjusted operating earnings, excluding Allianz's noncontrolling interest, were $66 million, up from $45 million in the prior-year period. The increase was primarily due to higher fee-based revenues benefiting from strong business momentum, positive capital markets, and performance fees, partially offset by higher variable compensation.

Investment Management full-year 2024 pre-tax adjusted operating earnings were $213 million, up from $177 million in the prior year. The increase was due to net revenue growth and adjusted operating margin expansion.

Net revenues for the year ended Dec. 31, 2024 grew 7.2% compared with the prior-year period due to an increase in fee-based revenues reflecting net inflows, positive capital markets and realized performance fees.

Adjusted operating margin for the year ended Dec. 31, 2024 was 28.3% compared with 24.6% in the prior-year period. The improvement was due to net revenue growth and disciplined expense management.

Excluding notable items, for the year ended Dec. 31, 2024, net revenues grew 8.0% and adjusted operating margin was 28.9%.

Investment Management generated net inflows of $3.4 billion (excluding divested businesses) during the three months ended Dec. 31, 2024, representing organic growth of 1.1% for the quarter. Net flows reflect continued growth in the Insurance channel and further positive flows within Retail. Net inflows (excluding divested businesses) for the year ended Dec. 31, 2024, totaled $12.5 billion, representing organic growth of 4.4%.

Corporate
Corporate fourth-quarter 2024 pre-tax adjusted operating losses, excluding Allianz's noncontrolling interest, were $27 million, compared with $34 million of losses in the prior-year period. Corporate full-year 2024 pre-tax adjusted operating losses, excluding Allianz's noncontrolling interest, were $203 million, compared with $207 million of losses in the prior-year. These variances were both driven by lower incentive compensation.

Capital
For the full-year 2024, the company generated $650 million of excess capital. The company returned $800 million of excess capital to shareholders in full-year 2024, including through $140 million of share repurchases and $43 million of common stock dividends in the fourth quarter. As of Dec. 31, 2024, the company had approximately $0.6 billion of excess capital and a remaining share repurchase authorization of $761 million. The company expects to utilize approximately $0.4 billion of excess capital in the first quarter of 2025 to retire maturing debt.

During the fourth-quarter 2024, the company deployed approximately $0.1 billion of capital to an investment in Sconset Re which represents an attractive growth opportunity in the insurance sidecar market, deepens our partnership with Allianz, and further builds Investment Management's leading position in third-party insurance asset management.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Wednesday, Feb. 5, 2025, at 10 a.m. ET, to discuss the company’s fourth-quarter and full-year 2024 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website, investors.voya.com, starting at 1 p.m. ET on Feb. 5, 2025.

Media Contact:                            Investor Contact:
Donna Sullivan                         Mei Ni Chu
Donna.Sullivan@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA) is a leading health, wealth and investment company with approximately 10,000 employees who are focused on achieving Voya’s aspirational vision: "Clearing your path to financial confidence and a more fulfilling life." Through products, solutions and technologies, Voya helps its approximately 15.7 million individual, workplace and institutional clients become well planned, well invested and well protected. Benefitfocus, a Voya company and a leading benefits administration provider, extends the reach of Voya’s workplace benefits and savings offerings by engaging directly with approximately 11.9 million employees in the U.S. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is purpose-driven and committed to conducting business in a way that is economically, ethically, socially and environmentally responsible. Voya has earned recognition as one of the World’s Most Ethical Companies® by Ethisphere; a member of the Bloomberg Gender-Equality Index; and a “Best Place to Work for Disability Inclusion” on the Disability Equality Index. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Instagram.

Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes is a meaningful measure used by management to evaluate our business and segment performance. This measure enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying core business segments. It excludes results from exited businesses and items that tend to be highly variable from period to period based on capital market conditions or other factors which distort the ability to make a meaningful evaluation of our segments. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both measures when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) before income taxes for the following items:
•Net investment gains (losses);
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment;
•Income (loss) attributable to noncontrolling interests to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
•Other adjustments may include the following items:
◦Income (loss) related to early extinguishment of debt;
◦Impairment of goodwill and intangible assets;
◦Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments;
◦Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments; and
◦Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.

Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe that this supplemental information is useful because we use it to analyze our business and it can help investors understand the main drivers of Adjusted operating earnings before income taxes. The sources of earnings include:
•Investment spread and other investment income.
•Fee-based margin.
•Net underwriting gain (loss).
•Administrative expenses.
•Premium taxes, fees and assessments.
•Net commissions.
•DAC/VOBA and other intangibles amortization.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as Adjusted operating earnings before income taxes divided by net revenue.
•Net revenue is the sum of investment spread and other investment income, fee-based margin, and net underwriting gain (loss).
•We also report net revenue and adjusted operating margin excluding notable items, such as alternative investment income above or below our long-term expectations.
•We report net revenue and adjusted operating margin excluding notable items since they provide the main drivers for Adjusted operating earnings before income taxes excluding the effects of items that are not expected to recur at the same level.

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market risks, including general economic conditions, our ability to manage such risks, and interest rates; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2024 to be filed with the SEC on or before Mar. 3, 2025.

VOYA-IR VOYA-CF

Consolidated Statement of Operations
	Three Months Ended		Twelve Months Ended
(in millions USD, except per share)	12/31/2024	12/31/2023	12/31/2024	12/31/2023

Revenues
Net investment income	$521	$522	$2,074	$2,159
Fee income	543	489	2,113	1,916
Premiums	790	673	3,176	2,717
Net gains (losses)	(52)	7	(27)	(72)
Other revenues	134	82	423	327
Income (loss) related to consolidated investment entities	74	46	291	301
Total revenues	2,010	1,819	8,050	7,348
Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(987)	(804)	(3,619)	(3,036)
Operating expenses	(756)	(773)	(3,082)	(3,096)
Net amortization of DAC/VOBA	(56)	(57)	(223)	(230)
Interest expense	(35)	(30)	(124)	(132)
Operating expenses related to consolidated investment entities	(56)	(53)	(203)	(176)
Total benefits and expenses	(1,890)	(1,717)	(7,251)	(6,670)
Income (loss) before income taxes	120	102	799	678
Income tax expense (benefit)	(1)	(17)	57	(51)
Net income (loss)	121	119	742	729
Less: Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	24	(3)	75	104
Net income (loss) available to Voya Financial, Inc.	97	122	667	625
Less: Preferred stock dividends	4	4	41	36
Net income (loss) available to Voya Financial, Inc.'s common shareholders	$93	$118	$626	$589
Net income (loss) available to Voya Financial, Inc.'s common shareholders per common share:
Basic	$0.97	$1.13	$6.31	$5.74
Diluted	$0.94	$1.10	$6.17	$5.42

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
(in millions USD, except per share)	12/31/2024		12/31/2023
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$93	$0.94	$118	$1.10
Less:
Net investment gains (losses)	—	—	(8)	(0.08)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(17)	(0.17)	(38)	(0.36)
Other adjustments (2)	(27)	(0.28)	(10)	(0.09)
Adjusted operating earnings	$138	$1.40	$174	$1.63
Less:
Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation	(10)	(0.11)	(36)	(0.34)
Adjusted operating earnings excluding notable items	$148	$1.50	$210	$1.97
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the three months ended Dec. 31, 2024, also includes a $12 million, after-tax, write-off of an intangible asset related to a prior acquisition, an $8 million, after-tax, write-off of previously capitalized costs associated with an internal technology project which is no longer being pursued, $5 million, after-tax, of severance costs, and $4 million, after-tax, related to an insurance company guaranty fund assessment net of premium tax credits, partially offset by a $20 million, after-tax, net actuarial gain related to pension and other postretirement benefit obligations. For the three months ended Dec. 31, 2023, also includes $20 million, after-tax, of severance costs and a $17 million, after-tax, net favorable adjustment to certain acquisition-related assets and liabilities.

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Twelve Months Ended
(in millions USD, except per share)	12/31/2024		12/31/2023
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$626	$6.17	$589	$5.42
Less:
Net investment gains (losses) (2)	39	0.39	(2)	(0.02)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (3)	(75)	(0.74)	(44)	(0.40)
Other adjustments (4)	(75)	(0.74)	(128)	(1.18)
Adjusted operating earnings	$736	$7.25	$763	$7.02
Less:
Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation	(54)	(0.53)	(97)	(0.89)
Other (5)	—	—	(13)	(0.12)
Adjusted operating earnings excluding notable items	$790	$7.79	$873	$8.03
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Net investment gains include a $45 million revaluation gain on the Voya India investment for the twelve months ended Dec. 31, 2023. There was no tax expense associated with this gain.
(3) Includes tax benefits of $38 million and $92 million related to a divested business for the twelve months ended Dec. 31, 2024 and 2023, respectively.
(4) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the twelve months ended Dec. 31, 2024, also includes $12 million, after-tax, of severance costs, a $12 million, after-tax, write-off of an intangible asset related to a prior acquisition, an $8 million, after-tax, write-off of previously capitalized costs associated with an internal technology project which is no longer being pursued, and $4 million, after-tax, related to an insurance company guaranty fund assessment net of premium tax credits, partially offset by a $20 million, after-tax, net actuarial gain related to pension and other postretirement benefit obligations. For the twelve months ended Dec. 31, 2023, also includes $27 million, after-tax, of severance costs, a $17 million, after-tax, net favorable adjustment to certain acquisition-related assets and liabilities, and a $13 million, after-tax, impairment related to a vacated leased building.
(5) Twelve months ended Dec. 31, 2023, includes changes in certain legal and other reserves not expected to recur at the same level.

Adjusted Operating Earnings and Notable Items
Three Months Ended Dec. 31, 2024
(in millions USD, except per share)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) long-term expectations (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Adjusted operating earnings
Wealth Solutions	$210	$(10)	$220
Health Solutions	(102)	(1)	(102)
Investment Management	66	(2)	69
Corporate	(27)	—	(27)
Adjusted operating earnings before income taxes	147	(13)	160
Income taxes (2)	9	(3)	12
Adjusted operating earnings after income taxes	$138	$(10)	$148
Adjusted operating earnings per share	1.40	(0.11)	1.50
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for the three months ended Dec. 31, 2024, was approximately $49 million, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for the three months ended Dec. 31, 2024, was approximately $9 million, pre-tax and before variable compensation.
(2) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Adjusted Operating Earnings and Notable Items
Three Months Ended Dec. 31, 2023
(in millions USD, except per share)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) long-term expectations (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Adjusted operating earnings
Wealth Solutions	$147	$(39)	$187
Health Solutions	44	(5)	48
Investment Management	45	(2)	47
Corporate	(34)	—	(34)
Adjusted operating earnings before income taxes	202	(46)	248
Income taxes (2)	28	(10)	38
Adjusted operating earnings after income taxes	$174	$(36)	$210
Adjusted operating earnings per share	1.63	(0.34)	1.97
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for the three months ended Dec. 31, 2023, was approximately $47 million, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for the three months ended Dec. 31, 2023, was approximately $10 million, pre-tax and before variable compensation.
(2) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Adjusted Operating Earnings and Notable Items
Twelve Months Ended Dec. 31, 2024
(in millions USD, except per share)	Amounts including Notable items	Alternative investment income and prepayment fees above (below) long-term expectations (1)	Amounts excluding Notable items
	a	b	c = a - b
Adjusted operating earnings
Wealth Solutions	$820	$(53)	$873
Health Solutions	40	(7)	47
Investment Management	213	(8)	221
Corporate	(203)	—	(203)
Adjusted operating earnings before income taxes	870	(68)	939
Income taxes (2)	135	(14)	149
Adjusted operating earnings after income taxes	$736	$(54)	$790
Adjusted operating earnings per share	7.25	(0.53)	7.79
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for the twelve months ended Dec. 31, 2024, was approximately $190 million, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for the twelve months ended Dec. 31, 2024, was approximately $35 million, pre-tax and before variable compensation.
(2) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Adjusted Operating Earnings and Notable Items
Twelve Months Ended Dec. 31, 2023
(in millions USD, except per share)	Amounts including Notable items	Alternative investment income and prepayment fees above (below) long-term expectations (1)	Other (2)	Amounts excluding Notable items
	a	b	c	d = a - b - c
Adjusted operating earnings
Wealth Solutions	$632	$(110)	$—	$742
Health Solutions	315	(10)	(16)	341
Investment Management	177	(3)	—	180
Corporate	(207)	—	—	(207)
Adjusted operating earnings before income taxes	916	(123)	(16)	1,055
Income taxes (3)	153	(26)	(3)	182
Adjusted operating earnings after income taxes	$763	$(97)	$(13)	$873
Adjusted operating earnings per share	7.02	(0.89)	(0.12)	8.03
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for the twelve months ended Dec. 31, 2023, was approximately $192 million, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for the twelve months ended Dec. 31, 2023, was approximately $39 million, pre-tax and before variable compensation.
(2) Includes changes in certain legal and other reserves not expected to recur at the same level.
(3) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended Dec. 31, 2024
(in millions USD)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) long-term expectations (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Net revenue
Wealth Solutions	$2,056	$(53)	$2,109
Health Solutions	975	(7)	982
Investment Management	982	(9)	991
Total net revenue	$4,012	$(69)	$4,082

Adjusted operating margin
Wealth Solutions	39.9%	(1.5)%	41.4%
Health Solutions	4.1%	(0.7)%	4.8%
Investment Management	28.3%	(0.6)%	28.9%
Adjusted operating margin, excluding Corporate	28.4%	(1.2)%	29.6%
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for the twelve months ended Dec. 31, 2024, was approximately $190 million, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for the twelve months ended Dec. 31, 2024, was approximately $35 million, pre-tax and before variable compensation.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended Dec. 31, 2023
(in millions USD)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) long-term expectations (1)	Other (2)	Amounts Excluding Notable Items
	a	b	c	d = a - b - c
Net revenue
Wealth Solutions	$1,881	$(110)	$—	$1,991
Health Solutions	1,185	(10)	(16)	1,212
Investment Management	916	(2)	—	918
Total net revenue	$3,982	$(122)	$(16)	$4,120

Adjusted operating margin
Wealth Solutions	33.6%	(3.7)%	—%	37.3%
Health Solutions	26.6%	(0.6)%	(0.9)%	28.1%
Investment Management	24.6%	(0.3)%	—	24.9%
Adjusted operating margin, excluding Corporate	29.4%	(2.1)%	(0.3)%	31.8%
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for the twelve months ended Dec. 31, 2023, was approximately $192 million, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for the twelve months ended Dec. 31, 2023, was approximately $39 million, pre-tax and before variable compensation.
(2) Includes changes in certain legal and other reserves not expected to recur at the same level.